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                                   EXHIBIT 5.1

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                          [PETER G. AYLWARD LETTERHEAD]




                                November 21, 1995


Host Funding, Inc.
7825 Fay Avenue, Suite 250
La Jolla, CA 92037

Gentlemen:

     We refer to the Form S-4 Registration Statement of Host Funding, Inc., a Maryland corporation (the "Company"), filed with the Securities and Exchange Commission under file number 33-60011 and the Prospectus contained therein (the "Prospectus"), for the purpose of registering under the Securities Act of 1933, as amended, 277,487 shares of the Company's Class A Common Stock, par value $.01 (the "Shares").

     We have examined copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, as amended to date, and minutes of applicable meetings, or written consents in lieu of meetings, of the stockholders and the Board of Directors of the Company, together with such other corporate records, certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. We have also received an opinion of Ballard Spahr Andrews & Ingersoll of Baltimore, Maryland dated November 28, 1995 a copy of which is attached hereto.

     Based upon the foregoing and having regard to the legal considerations which we deem relevant, it is our opinion that if and when the Shares are issued sold and delivered in accordance with, as contemplated by and for the consideration stated in the authorizing resolutions and the Prospectus, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement referred to above. We also consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto.

                                   Very truly yours,


                                   /s/ Peter G. Aylward
                                   Peter G. Aylward